UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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PEGASYSTEMS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We cordially invite you to attend our 2019 Annual Meeting of Stockholders on Tuesday, June 25, 2019 at One Rogers Street, Cambridge, Massachusetts. The Annual Meeting will commence at 10:00 a.m., local time.

At the Annual Meeting, you are being asked to consider and vote on the following matters: to elect to our Board of Directors the nine nominees named in the proxy statement, each for a term of one year; to approve, by a non-binding advisory vote, the compensation of our named executive officers; and to ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Please vote your shares by submitting your proxy in the manner described in the proxy statement so that your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you plan to attend the Annual Meeting, we urge you to vote your shares prior to the meeting. You can revoke your proxy at any time before the Annual Meeting, or vote your shares personally if you attend the Annual Meeting.

We look forward to seeing you on June 25, 2019.

Sincerely,

Alan Trefler

Chairman and Chief Executive Officer

May 9, 2019

PEGASYSTEMS INC.

One Rogers Street

Cambridge, MA 02142

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 25, 2019

To our Stockholders:

The 2019 Annual Meeting of Stockholders of Pegasystems Inc. will be held at One Rogers Street, Cambridge, Massachusetts, on Tuesday, June 25, 2019 beginning at 10:00 a.m., local time. At the meeting, stockholders will consider and vote on the following matters:

1.	To elect to our Board of Directors the nine nominees named in the proxy statement, each for a one-year term.

2.	To approve, by a non-binding advisory vote, the compensation of our named executive officers.

3.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Stockholders of record at the close of business on April 18, 2019 are entitled to vote at the meeting. Whether you plan to attend the meeting or not, please vote your shares by submitting your proxy, over the Internet or by telephone or by completing, signing, dating, and returning a proxy card, each in the manner described in the proxy statement. For specific instructions on how to vote your shares, please refer to the “Information About the Annual Meeting and Voting” section of the attached proxy statement. Your prompt response is requested to ensure your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the attached proxy statement.

By Order of the Board of Directors,

Matthew J. Cushing

Vice President, Chief Commercial Officer, General Counsel, and Secretary

Cambridge, Massachusetts

May 9, 2019

PEGASYSTEMS INC.

One Rogers Street

Cambridge, MA 02142

PROXY SUMMARY AND FINANCIAL HIGHLIGHTS

The proxy summary and financial highlights information contained in this proxy statement describes the results achieved by Pegasystems for its stockholders in 2018 and recent fiscal years. As it is a summary, it does not contain all the information you should consider. Therefore, you should read this proxy statement in its entirety before voting. Additionally, for more information on financial and operational matters, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including our audited financial statements and footnotes, Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations, which further qualifies the information provided here.

2019 Annual Meeting of Stockholders
Date/Time:	Tuesday, June 25, 2019, 10:00 a.m. local time
Place:	Pegasystems Inc. One Rogers Street, Cambridge, Massachusetts 02142
Record Date:	April 18, 2019

Proposals and Board Recommendations
	Board Vote Recommendation	Page Number
Proposal 1: To elect to our Board of Directors the nine nominees named in this proxy statement, each for a one year term.	FOR each director nominee	12

Proposal 2: To approve, by a non-binding advisory vote, the compensation of our named executive officers.	FOR	23

Proposal 3: To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR	44

Compensation Discussion and Analysis Highlights

Our executive compensation is designed to reward performance by our executives and to align the interests of our executives with our stockholders.

For 2018, our executive compensation program included the following elements of fixed and variable compensation:

Element	Objective	Fixed/Variable
Base Salary	Attract and retain highly qualified leaders with market-competitive compensation structure.	Fixed

Bonus – Corporate Incentive Compensation Plan (CICP)	Link pay with our performance. Reward achievement of our financial and strategic goals.	Variable

Additional Individual Incentive Compensation	Link pay with individual, business unit and/or corporate performance. Reward achievement of specific goals.	Variable

Equity Awards (Stock Options and Restricted Stock Units)	Link pay with our long-term performance. Reward stock price appreciation, promote long-term retention and permit executives to accumulate equity ownership in the Company.	Variable

Other Perquisites	Retain talent by providing financial protection and security.	Fixed

2018 Financial Highlights

Performance Metrics

	Year Ended December 31,			% Change
(Dollars in millions, except per share amounts)	2018	2017	2016	2018 vs. 2017	2017 vs. 2016
Total revenue	$891.6	$888.5	$762.2	—%	17%
Subscription (1)	$524.8	$499.8	$411.5	5%	21%
Net income	$10.6	$98.5	$45.0	(89)%	119%
Earnings per share, diluted	$0.13	$1.19	$0.56	(89)%	113%

(1)	Client arrangements (term license, cloud, and maintenance) which are subject to renewal.

Annual Contract Value(1)

The change in ACV measures the growth and predictability of future cash flows from committed term, cloud, and maintenance arrangements as of the end of the particular reporting period.

(1)	ACV, as of a given date, is the sum of the following two components:

•

the sum of the annual value of each term and cloud contract in effect on such date, with the annual value of a term or cloud contract being equal to the total value of the contract divided by the total number of years of the contract; and

•	maintenance revenue reported for the quarter ended on such date, multiplied by four.

Stockholder Return(1)(2)

The following performance graph represents a comparison of the cumulative total stockholder return, assuming the reinvestment of dividends, for a $100 investment on December 31, 2013 in our common stock, the Total Return Index for the NASDAQ Composite, a broad market index, and the Standard & Poor’s (“S&P”) North American Technology Sector – Software Index™ (“S&P NA Tech Software”), a published industry index.

(1)	The lines of the graph merely connect measurement dates and do not reflect fluctuations between those dates.
(2)

We paid total dividends of $0.12 per share during 2018, 2017, 2016, and 2015 and $0.09 per share in 2014. The dividends paid per share have been adjusted for the two-for-one common stock split effected in the form of a common stock dividend on April 1, 2014.

PEGASYSTEMS INC.

One Rogers Street

Cambridge, MA 02142

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on June 25, 2019

This proxy statement contains information about the 2019 Annual Meeting of Stockholders of Pegasystems Inc. The Annual Meeting will be held on Tuesday, June 25, 2019, beginning at 10:00 a.m., local time, at One Rogers Street, Cambridge, Massachusetts. Unless the context otherwise requires, references in this proxy statement to “Pegasystems,” the “Company,” “we,” “us,” or “our” refer to Pegasystems Inc.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the meeting, it will be voted in accordance with the recommendation of the Board of Directors. You may change your vote and revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect. We first provided access to our proxy materials over the Internet at www.envisionreports.com/PEGA on or about May 9, 2019.

Pursuant to Rule 14a-16 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, or Annual Report, as filed with the Securities and Exchange Commission, or SEC, is being made available to stockholders on our website, www.pega.com, and at the following URL: www.envisionreports.com/PEGA. You may obtain a copy of our Annual Report without charge upon written request to Pegasystems Inc., One Rogers Street, Cambridge, MA 02142-1209, Attention: Secretary.

The Annual Report does not constitute any part of this proxy statement. Certain documents referenced in this proxy statement are available on our website at www.pega.com. Information contained on our website is not included as part of, nor incorporated by reference into, this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 25, 2019.

This proxy statement and our Annual Report are available for viewing, printing, and downloading at www.envisionreports.com/PEGA.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	To elect to our Board of Directors the nine nominees named in this proxy statement, each for a one-year term.

2.

To approve, by a non-binding advisory vote, the compensation of our named executive officers, also referred to as Say on Pay, as described in the “Compensation Discussion and Analysis” section and elsewhere in this proxy statement.

3.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

How does the Board of Directors recommend that I vote on the Proposals?

The Board of Directors recommends that you vote:

•	FOR the election to our Board of Directors of each of the nine nominees named in this proxy statement, each to hold office for a term of one year (Proposal 1);

•

FOR the approval, by a non-binding advisory vote, of the compensation of our named executive officers, also referred to as Say on Pay, as described in the “Compensation Discussion and Analysis” section and elsewhere in this proxy statement (Proposal 2); and

•

FOR the ratification of the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 3).

Who can vote?

To be able to vote, you must have been a Pegasystems stockholder of record at the close of business on April 18, 2019. This date is the Record Date for the Annual Meeting. On the Record Date, there were 78,911,033 shares of our common stock outstanding and entitled to vote.

How many votes do I have?

Each share of our common stock that you owned on the Record Date entitles you to one vote on each matter that is before the stockholders at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to vote. Also, please take a moment to read the instructions below.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

We are pleased to comply with the SEC rules that direct companies to distribute their proxy materials over the Internet, as we have done in past years. As a result, we have sent our stockholders and beneficial owners a Notice of Internet Availability of Proxy Materials, or the Availability Notice, instead of paper copies of this proxy statement, our proxy card, and our Annual Report. Detailed instructions on how to access these materials over the Internet may be found in the Availability Notice. This proxy statement and our Annual Report are available for viewing, printing, and downloading at www.envisionreports.com/PEGA.

I prefer to read my proxy materials on paper. How do I get paper copies?

The Availability Notice contains instructions on how to request paper copies by phone, email, or the Internet. You will be sent the materials by first class mail within three business days of your request, at no cost to you. If you receive your proxy materials by mail, you may vote your shares by completing, signing, and dating the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. Once you request paper copies, you will continue to receive the materials in paper form until you instruct us otherwise. Please note, however, that the online proxy materials will also be in a format suitable for printing on your own printer.

How can I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote over the Internet or by telephone or mail, or you may vote in person at the Annual Meeting. If your shares are held in “street name” by a bank or brokerage firm, please see the first sentence of the “Can I vote if my shares are held in ‘street name’?” section below for instructions regarding how to vote your shares.

Voting by Internet. You may vote your proxy over the Internet by following the instructions provided in the Availability Notice and on the proxy card.

Voting by telephone. You may vote your proxy over the telephone by following the instructions provided in the Availability Notice and on the proxy card.

Voting by mail. You may vote your proxy by printing, completing, signing, and dating the proxy card that accompanies this proxy statement and promptly mailing it in accordance with the instructions provided on the proxy card. The shares you own will be voted according to the instructions on the proxy card you submit. If you return the proxy card but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR the director nominees, and FOR Proposals 2 and 3.

Voting in person at the Annual Meeting. If you attend the Annual Meeting, you may vote by delivering your completed proxy in person or by completing a ballot. Ballots will be available at the Annual Meeting.

Can I vote my shares by filling out and returning the Availability Notice?

No. The Availability Notice contains instructions on how to vote over the Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Under the applicable rules of the NASDAQ Global Select Market, or Nasdaq, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 3) is considered to be a “discretionary” item under Nasdaq rules, and your bank or brokerage firm will be able to vote on this item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker is not permitted to vote with respect to these proposals, and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in “street name,” you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the Record Date in order to be admitted to the Annual Meeting on June 25, 2019. To be able to vote your shares held in “street name” in person at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Can I change my vote after I have submitted my proxy?

Yes. You can change your vote and revoke your proxy at any time before the polls close for the Annual Meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy;

•	voting over the Internet or telephone by following the instructions provided in the Availability Notice and on the proxy card by 1:00 a.m., Eastern Time, on June 25, 2019; or

•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone, without also voting, will not revoke your proxy.

What constitutes a quorum?

In order for business to be conducted at the Annual Meeting with respect to a particular matter, a quorum must be present in person or represented by valid proxies for that particular matter. For each of the proposals described in this proxy statement, a quorum consists of the holders of a majority of the shares of common stock issued and outstanding on April 18, 2019, the Record Date, which is approximately 39,455,517 shares of our common stock.

Shares of common stock represented in person or by proxy, including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon, will be counted for the purpose of determining whether a quorum exists. A share once represented for any purpose at the Annual Meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless (1) the stockholder attends solely to object to lack of notice, defective notice, or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new Record Date is set for that adjourned meeting.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Proposal 1: Election of Directors. Under our Amended and Restated Bylaws, with respect to each of the nine nominees for director, the number of votes cast at the Annual Meeting in favor of such nominee must represent a majority of the votes entitled to be cast in an election of directors by all issued and outstanding shares of common stock on the Record Date. This means that if any nominee is one of the nine nominees receiving the highest number of votes cast at the Annual Meeting, but the number of votes cast for such nominee does not represent a majority of the votes entitled to be cast in an election of directors by all issued and outstanding shares, such nominee will not be elected as a director. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors.

Proposal 2: Advisory Vote on Executive Compensation. Our Board of Directors is seeking a non-binding advisory vote to approve the compensation of our named executive officers. Under our Amended and Restated

Bylaws, approval for such non-binding resolution requires that the votes cast in favor exceed the votes cast in opposition. While this vote is non-binding and advisory in nature, our Board of Directors and Compensation Committee will consider the outcome of the vote when determining executive compensation arrangements. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to this proposal.

Proposal 3: Ratification of the Independent Registered Public Accounting Firm. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 will be approved if the votes cast in favor exceed the votes cast in opposition. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a properly completed proxy card, whether submitted in person, by mail, over the Internet, by telephone, or on a ballot voted in person at the Annual Meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) indicate that the stockholder abstains from voting on a particular matter or (2) are broker non-votes. Banks and brokers that do not receive instructions with respect to Proposals 1 and 2 will not be allowed to vote these shares, which will then be counted as “broker non-votes” instead of votes “for” or “against.”

Abstentions and broker non-votes will have no effect on the outcome of voting with respect to Proposal 2 (Advisory Vote on Executive Compensation) and Proposal 3 (Ratification of the Independent Registered Public Accounting Firm), because these proposals will be approved if the votes cast at the Annual Meeting in favor of the proposal exceed the votes cast at the Annual Meeting opposing the proposal. Abstentions and broker non-votes, however, will have the effect of negative votes with respect to Proposal 1 (Election of Directors), because, as described above, each nominee must receive the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast at the Annual Meeting by all issued and outstanding shares of common stock on the Record Date in order to be elected to our Board of Directors.

Who will count the votes?

The votes will be counted, tabulated, and certified by our transfer agent and registrar, Computershare. Matthew J. Cushing, our Vice President, Chief Commercial Officer, General Counsel, and Secretary, will serve as the inspector of elections at the Annual Meeting.

Will my vote be kept confidential?

Yes. Your vote will be kept confidential and we will not disclose your vote unless (1) we are required to do so by law, including in connection with the pursuit or defense of a legal or administrative action or proceeding, or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure of your identity on your proxy card.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

No. Under the laws of Massachusetts, where we are incorporated, an item may not be brought before our stockholders at a stockholder meeting unless it appears in the notice of the meeting. Our Amended and Restated Bylaws establish the process for a stockholder to bring a matter before a meeting. See the “How and when may I submit a stockholder proposal for the 2020 Annual Meeting?” section below.

Where can I find the voting results?

We will report the voting results in a Current Report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting.

How and when may I submit a stockholder proposal for the 2020 Annual Meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2020 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 under the Exchange Act and in our Amended and Restated Bylaws. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2020 Annual Meeting of Stockholders at our principal corporate offices in Cambridge, Massachusetts as set forth below no later than January 10, 2020.

In addition, our Amended and Restated Bylaws require that we be given advance written notice for nominations for election to our Board of Directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8. The Secretary must receive such notice at the address noted below not less than 120 days or more than 150 days before the first anniversary of the date on which our proxy statement was released to stockholders in connection with the prior year’s meeting. However, if the date of our annual meeting is advanced or delayed by more than 30 days from the anniversary date of the prior year’s meeting (or no proxy statement was delivered to stockholders in connection with the prior year’s meeting), then we must receive such notice at the address noted below not earlier than the 120th day before such annual meeting and not later than the close of business on the later of (1) the 90th day before such annual meeting and (2) the 10th day following the day on which public notice of the meeting date is first made. Assuming that the 2020 Annual Meeting is held between May 26, 2020 and July 25, 2020, you would need to give us appropriate notice at the address noted below no earlier than December 11, 2019 and no later than January 10, 2020. Notwithstanding the foregoing, the postponement or adjournment of any annual meeting for which notice has been provided to stockholders shall not commence a new time period for giving the stockholders’ notice. If a stockholder does not provide timely notice of a nomination or other matter to be presented at the 2020 Annual Meeting, under Massachusetts law, it may not be brought before our stockholders at a meeting.

Our Amended and Restated Bylaws also specify requirements relating to the content of the notice that stockholders must provide to the Secretary for any matter, including a stockholder proposal or nomination for director, to be properly presented at a stockholder meeting. A copy of the full text of our Amended and Restated Bylaws is on file with the SEC.

Any proposals or notices should be sent to:

Pegasystems Inc.

One Rogers Street

Cambridge, MA 02142-1209

Attention: Vice President, Chief Commercial Officer, General Counsel, and Secretary

Who will bear the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock they hold in such stockholders’ names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report is available in the “Investors” section of our website at www.pega.com, as well as at the following URL: www.envisionreports.com/PEGA If you would like a paper copy of our Annual Report on Form 10-K, we will send it to you without charge. Please contact:

Pegasystems Inc.

One Rogers Street

Cambridge, MA 02142-1209

Attention: Vice President, Chief Commercial Officer, General Counsel, and Secretary

Telephone: (617) 374-9600

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Matthew J. Cushing, Vice President, Chief Commercial Officer, General Counsel and Secretary of Pegasystems at the address or telephone number listed above.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the address or telephone number listed above.

If you want to receive separate copies of the proxy statement or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, which, except as otherwise noted below, is as of January 31, 2019, with respect to the beneficial ownership of our common stock by:

•	the stockholders we know to beneficially own more than 5% of our outstanding common stock;
•	each director named in this proxy statement;
•	each executive officer named in the Summary Compensation Table included in this proxy statement; and
•	all of our executive officers and directors as a group.

Unless otherwise indicated, the address of each person listed below is c/o Pegasystems Inc., One Rogers Street, Cambridge, MA 02142.

	NUMBER OF SHARES OWNED	SHARES ACQUIRABLE WITHIN 60 DAYS (1)	TOTAL SHARES BENEFICIALLY OWNED (2)	PERCENTAGE OF SHARES BENEFICIALLY OWNED (3)
5% Stockholders
Alan Trefler (4)	39,911,928	—	39,911,928	50.81%

Directors
Alan Trefler	†	†	†	†
Peter Gyenes	40,754	570	41,324	*
Ronald Hovsepian	628	654	1,282	*
Richard Jones (5)	772,329	570	772,899	*
Dianne Ledingham	7,093	570	7,663	*
James O’Halloran (6)	128,790	570	129,360	*
Sharon Rowlands	13,152	570	13,722	*
Larry Weber	2,583	570	3,153	*

Named Executive Officers
Alan Trefler	†	†	†	†
Douglas Kra	30,476	126,343	156,819	*
Michael Pyle	2,552	108,591	111,143	*
Kenneth Stillwell	10,295	26,489	36,784	*
Leon Trefler	6,030	167,234	173,264	*
All executive officers and directors as a group (7)	40,927,294	443,623	41,370,917	52.37%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

†	See 5% Stockholders above.

(1)

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has sole or shared voting or investment power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options or vesting of restricted stock units, or RSUs. Unless otherwise indicated, for each person named in the table, the number in the “Shares Acquirable within 60 Days” column consists of shares covered by stock options that may be exercised and RSUs that vest within 60 days after January 31, 2019.

(2)

To our knowledge, unless otherwise indicated, all of the persons listed in the table above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(3)

The percent ownership is calculated by dividing each person’s total number of shares beneficially owned by the sum of 78,549,040 shares, which was the number of shares of our common stock outstanding on January 31, 2019, plus any shares that such person has the right to acquire within 60 days of January 31, 2019, including upon the exercise of stock options or the vesting of RSUs.

(4)

As reported in the Schedule 13G, Amendment #17 filed with the SEC on February 14, 2019 by Mr. Trefler. Includes 87,000 shares of common stock held by the Trefler Foundation, of which Mr. Trefler is a trustee. Mr. Trefler has shared voting and dispositive control over such shares, but has no pecuniary interest with respect to such shares. As of the date of this Proxy Statement, includes 998,500 shares of common stock pledged or held in margin securities accounts maintained at brokerage firms.

(5)

Includes 57,590 shares held by the Jones Family Foundation for which Mr. Jones has voting and dispositive power over such shares, but has no pecuniary interest with respect to such shares. Includes 208,192 shares held by the Richard D. Jones Revocable Trust for which Mr. Jones has sole voting and investment power over such shares. Includes 209,010 shares held by the Patricia K. Jones Revocable Trust for which Mr. Jones’ spouse has sole voting and dispositive power over such shares.

(6)	Includes 8,808 shares held by Mr. O’Halloran’s spouse, who has sole voting and dispositive power over such shares.

(7)	Includes all 13 persons who were directors or executive officers of Pegasystems on January 31, 2019.

PROPOSAL 1 – ELECTION OF DIRECTORS

This year our Board of Directors has nominated Peter Gyenes, Ronald Hovsepian, Richard Jones, Christopher Lafond, Dianne Ledingham, James O’Halloran, Sharon Rowlands, Alan Trefler, and Larry Weber for election to the Board of Directors.

The persons named in the proxy card as proxies will vote to elect each of the nominees, unless you vote against the election of one or more nominees or abstain from voting on the election of one or more nominees, in each case, by affirmatively marking the proxy card to that effect (or through Internet or telephonic voting). Each of our nominees has indicated their willingness to serve, if elected. However, if any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for the election of a substitute nominee designated by our Board of Directors, or the Board of Directors may reduce the number of directors. Proxies may not be voted for more than nine persons.

There are no family relationships among any of our executive officers or directors, with the exception of Alan Trefler, our Chairman and Chief Executive Officer, whose brother, Leon Trefler, is Senior Vice President, Global Customer Success. Unless otherwise noted, we refer to Alan Trefler as Mr. Trefler and Leon Trefler as Leon Trefler in this proxy statement.

The Board of Directors recommends that you vote FOR the election of the nominees as directors, and proxies solicited by the Board of Directors will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

Director Qualifications

The following information is furnished with respect to each of our directors, as of January 31, 2019, with the exception of Mr. Lafond who joined the Board on April 22, 2019. The information presented details the characteristics, qualifications, attributes, and skills that led to the Board of Directors’ conclusion that each of our directors is qualified to serve on the Board of Directors, including significant professional experience and service on the boards of other companies. It includes information each director has given us about their age, all positions they hold with us, their principal occupation and business experience during at least the past five years, and the names of other publicly-held companies of which they serve as a director. Additionally, it is our view that each director exhibits integrity and high ethical standards, as well as sound business judgment and acumen, which are valued and expected characteristics for our directors. Information about the number of shares of common stock beneficially owned by each director, directly and indirectly, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Election for a Term of One Year Expiring in 2020

Peter Gyenes, 73, has been a Director of Pegasystems since March 2009. He also serves on our Audit and Nominating and Corporate Governance Committees. Mr. Gyenes has four decades of experience in global technical, sales, marketing, and general management positions within the software and computer systems industries. Since July 2015 he has served as the Non-Executive Chairman of Sophos plc, a global security software company. From September 2012 to July 2015 he served as Lead Independent Director of Sophos, and from May 2006 to September 2012 as a Non-Executive Chairman. He is an active investor and board member focusing on technology market opportunities. Mr. Gyenes also serves on the boards of RealPage, Inc., a provider of web-based property management software; Information Builders, Inc., a software company specializing in business intelligence, data integration, and data quality solutions; and is a Trustee Emeritus of the Massachusetts Technology Leadership Council. Mr. Gyenes previously served on the boards of Carbonite (until 2019), IntraLinks, Inc. (until 2017), Epicor (until 2016), EnerNOC Inc. (until 2016), Appfluent Technologies (until 2015), and Cimpress NV (until 2015). He served as Chairman and CEO of Ascential Software, as well as of its predecessor companies VMark Software, Ardent Software, and Informix, and led its growth into the data integration market leader from 1996 until it was acquired by IBM in 2005. Previously, Mr. Gyenes served as President and CEO of Racal InterLan, Inc., and in executive positions at Data General Corporation, Encore Computer Corporation, and Prime Computer, Inc. Earlier in his career, he held sales and technical positions at Xerox Data Systems and IBM. He is a graduate of Columbia University where he received both his B.A. in mathematics and his M.B.A. degree. Mr. Gyenes was awarded the 2005 New England Region Ernst & Young Entrepreneur of the Year award in Software. We believe Mr. Gyenes’ qualifications to serve on our Board of Directors include his decades of leadership roles for global technology companies, including his positions as a chief executive officer and director, as well as his proven ability to bridge strategy with operational excellence and his experience with mergers and acquisitions.

Ronald Hovsepian, 57, has been a Director of Pegasystems since January 2019. Mr. Hovsepian was the Chief Executive Officer of Synchronoss Technologies, a telecommunications software and services company, in 2017. He is currently an Executive Partner at Flagship Pioneering, a private equity and venture capital firm that focuses on healthcare. Mr. Hovsepian was Chief Executive Officer of Intralinks until January 2017 and Chief Executive Officer of Novell until November 2011. Mr. Hovsepian currently sits on the boards of Skillsoft Corporation, a learning and performance support company; Ansys Corporation, a simulation software company; Cloud Technology Partners; and ECi Solutions, a technology and software company. Previously, Mr. Hovsepian was Non-Executive Chairman of women’s fashion retailer ANN Inc. until August 2015. Mr. Hovsepian holds a Bachelor of Science from Boston College. We believe Mr. Hovsepian’s qualifications to serve on our Board of Directors include his significant experience in business and technology companies, including his role as Chief Executive Officer and as a director of several public and private technology companies.

Richard Jones, 67, joined Pegasystems in October 1999, serving as President and Chief Operating Officer until September 2002. Mr. Jones was a part-time employee of Pegasystems from July 2002 to July 2007. Mr. Jones was elected a Director of Pegasystems in November 2000, and served as Vice Chairman from September 2002 to July 2007. In July 2011, he was elected a member of our Compensation Committee and of our Nominating and Corporate Governance Committee. Mr. Jones also serves on the Board of Directors of Western Oncolytics LLC, a private company which develops novel therapies for cancer. From 1995 to 1997, Mr. Jones served as a Chief Asset Management Executive and member of the Operating Committee at Barnett Banks, Inc., which at the time was among the nation’s 25 largest banks. He served as Chief Executive Officer of Fleet Investment Services, a brokerage and wealth management organization from 1991 to 1995. His prior experience also includes serving as Executive Vice President with Fidelity Investments, an international provider of financial services and investment resources, and as a principal with the consulting firm of Booz, Allen & Hamilton. Since June 1995, Mr. Jones has served as Chairman of Jones Boys Ventures, a retailer. Mr. Jones also serves as a director of Buyers Access, LLC, a purchasing and cost control specialist for the housing market, as well as Colo5, LLC, an independent data center operator, and is currently a Trustee of Episcopal High School Foundation in Jacksonville, Florida. Mr. Jones holds an undergraduate degree from Duke University, with majors in both economics and management science. He also holds an M.B.A. degree from the Wharton School of the University of Pennsylvania. We believe Mr. Jones’ qualifications to serve on our Board of Directors include his two decades of executive management, his financial expertise and business acumen, and his experience gained while serving as Pegasystems’ President and Chief Operating Officer.

Christopher Lafond, 53, has been a Director of Pegasystems since April 2019. Mr. Lafond currently serves as the Chief Financial Officer and member of the board of Insurity, Inc., a role he has held since May 2017. From June 2015 to June 2017, Mr. Lafond served as the Executive Vice President and Chief Financial Officer of Intralinks Holdings, Inc. From October 1995 to June 2014, Mr. Lafond held a variety of roles at Gartner, Inc., incluing as Executive Vice President and Chief Financial Officer from 2003 to 2014. Previously at Gartner, he served as Chief Financial Officer for Gartner’s North America and Latin America operations, Group Vice President and North American Controller, Director of Finance, Vice President of Finance and Assistant Controller. From August 2017 to January 2019, Mr. Lafond was a member of the board of Sirius Decisions Inc. Mr. Lafond holds a B.A. in Economics from University of Connecticut and an M.B.A. degree from the Columbia University Graduate School of Business. Mr. Lafond’s qualifications to serve on our Board of Directors include his extensive leadership experience, including positions as Chief Financial Officer and member of the board for Insurity, Inc., and as Chief Financial Officer for several companies.

Dianne Ledingham, 56, has been a Director of Pegasystems since September 2016. In January 2017, she was elected a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Ms. Ledingham is a Partner and Director in Bain & Company’s Boston office, and is a senior leader in Bain’s Customer Strategy & Marketing practice and Bain’s Telecom, Media and Technology practice. During her nearly 30-year tenure at Bain, Ms. Ledingham has built extensive sales effectiveness experience across a range of industries, in addition to driving end-to-end growth strategies for technology companies including software and IT services companies. In addition, Ms. Ledingham has had several governance roles at Bain including serving on Bain’s Board of Directors (until 2015), serving six years on Bain’s Global Compensation and Promotion Committee, including as elected Chair. In 2015, Ms. Ledingham was elected to Bain’s Global Nominating Committee, and is currently serving as elected Chair. Ms. Ledingham is also a member of the Board of City Year Boston, having previously served as Board Chair, and is the Treasurer on the Board of Ventures for Hope. Ms. Ledingham holds a degree in electrical engineering with honors from Brown University and an M.B.A. degree with distinction from Harvard Business School. We believe Ms. Ledingham’s qualifications to serve on our Board of Directors include her significant business and marketing experience, including her experience as the founding global leader for Sales and Channel Effectiveness within Bain’s Customer Strategy and Marketing practice.

James O’Halloran, 86, has been a Director of Pegasystems since 1999. In November 2004, he was elected a member of our Audit and Nominating and Corporate Governance Committees, and in January 2017, he was elected Chair of our Audit Committee. In April 2005, he was elected a member of our Compensation Committee on which he served until January 2017. From June 1999 to August 2001, Mr. O’Halloran was the Senior Vice President, Chief Financial Officer, Treasurer, and Secretary of Pegasystems. From 1991 to 1999, he served as President of G & J Associates, Ltd., a financial consulting firm. From 1956 to 1990, he was with the international accounting firm of Arthur Andersen LLP, serving as an audit partner from 1967 until his retirement in 1990. From August 2002 to February 2004, Mr. O’Halloran served as President and Chief Operating Officer of FabTech Industries of Brevard, Inc., a certified supplier of precision components for the aerospace, defense, medical, fuel cell, and high-tech industries. From 2004 to 2016, Mr. O’Halloran served on the board of directors of Omtool Ltd., a software company. Mr. O’Halloran holds degrees in business administration and accounting from Boston College. We believe Mr. O’Halloran’s qualifications to serve on our Board of Directors include his extensive experience with public and financial accounting matters for global organizations, including his past service as Pegasystems’ Chief Financial Officer and as an audit partner for more than two decades with Arthur Andersen LLP.

Sharon Rowlands, 60, has been a Director of Pegasystems since April 2016. In January 2017, she was elected a member of the Nominating and Corporate Governance Committee and as the Chair of our Compensation Committee. Ms. Rowlands currently serves as President and Chief Executive Officer of Web.com Group, Inc., a marketing solutions company, since January 2019, and as President of USA Today Network Marketing Solutions at Gannett Co. since November 2017. Previously, Ms. Rowlands served as the Chief Executive Officer and member of the board of ReachLocal, Inc., an Internet-based advertising and marketing company which specialized in search engine marketing, marketing analytics, and display advertising, beginning in 2014. Ms. Rowlands has more than 20 years of experience serving small to enterprise level businesses in leadership roles. From 2011 to 2013, she was the Chief Executive Officer and member of the board of Altegrity, Inc., which provides security and risk management solutions to government and commercial clients. From 2008 to 2011, Ms. Rowlands was the Chief Executive Officer of Penton Media, Inc., a business-to-business information provider producing more than 110 magazines and associated websites, and about 60 industry events. From 1997 to 2008, Ms. Rowlands held a variety of roles including Chief Executive Officer from 2005 to 2008, at Thomson Financial Inc., a provider of market and securities data and other financial services for brokerages, investment bankers, traders, and other investment professionals. Ms. Rowlands currently serves on the Board of Directors of The Glimpse Group, a virtual and augmented reality software company, as well as the Local Search

Association, a not-for-profit industry association of media companies and technology providers, and ReachLocal, Inc. Additionally, Ms. Rowlands previously served on the board of Constant Contact, Inc. (until 2014). Ms. Rowlands holds a B.A. in History from University of Newcastle, Newcastle-Upon-Tyne and a Postgraduate Certificate in Education from Goldsmiths, University of London. We believe Ms. Rowland’s qualifications to serve on our Board of Directors include her extensive leadership experience, including positions as Chief Executive Officer and member of the board for ReachLocal, Inc., and as a director for several public and private companies.

Alan Trefler, 62, a founder of Pegasystems, has served as Chief Executive Officer and Chairman of the Board of Directors since Pegasystems was organized in 1983. Prior to 1983, he managed an electronic funds transfer product for TMI Systems Corporation, a software and services company. Mr. Trefler holds a B.A. degree in economics and computer science from Dartmouth College. We believe Mr. Trefler’s qualifications to serve on our Board of Directors include his extensive experience in the software industry, including as our founder, Chief Executive Officer, and Chairman of our Board of Directors since our inception in 1983.

Larry Weber, 63, has been a Director of Pegasystems since August 2012. In May 2013, he was elected a member of our Compensation and Nominating and Corporate Governance Committees, and in January 2015, he was elected Chair of our Nominating and Corporate Governance Committee. Mr. Weber has served as the Chief Executive Officer and Chairman of the Board of Racepoint Global, Inc., a digital marketing services ecosystem of marketing service companies organized to help chief marketing officers in their role as builders of communities and content aggregators, since he founded the company in September 2004. Until 2018, Mr. Weber served on the board as well as the Nominating and Corporate Governance Committee of RMG Networks Holding Corporation, a digital signage provider for most of the Fortune 100 companies. From 2011 to 2013, Mr. Weber also served on the board of Avectra, a provider of web-based association management software (AMS) and social CRM software. In 2001, Mr. Weber founded Weber Shandwick, one of the largest public relations agencies in the world. Mr. Weber is also a co-Founder and Chairman of the Board of the Massachusetts Innovation & Technology Exchange (MITX), one of the largest interactive advocacy organizations in the world. Mr. Weber has authored four books: Marketing to the Social Web: How Digital Customer Communities Build Your Business; Everywhere: Comprehensive Digital Business Strategy for the Social Media Era; Sticks and Stones: How Digital Business Reputations are Built Over Time and Lost in a Click; and The Provocateur: How a New Generation of Leaders are Building Communities, Not Just Companies. Mr. Weber holds a B.A. in English from Denison University, Ohio and a M.F.A. in Writing and Literature from Antioch College, Oxford. We believe Mr. Weber’s qualifications to serve on our Board of Directors include his extensive experience in the global marketing and public relations industry, including positions as founder and Chairman of the Board for Racepoint Global, Inc., and as a director for several companies.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Pegasystems is managed for the long-term benefit of its stockholders, and we are committed to maintaining sound corporate governance principles. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the existing and proposed rules of the SEC, and the listing standards of Nasdaq.

We have adopted policies and procedures that we believe are in the best interests of Pegasystems and our stockholders. In particular, we have the following policies and procedures:

•

Declassified Board of Directors. We have a declassified Board of Directors and our Amended and Restated Bylaws provide for one-year terms for our directors. All nominees will stand for election or re-election to one-year terms at this Annual Meeting.

•

Majority Voting for Election of Directors. Our Amended and Restated Bylaws provide for a majority voting standard in Director elections, so a nominee is elected to the Board of Directors if they receive a majority of the votes entitled to be cast in an election of directors by all issued and outstanding shares of common stock.

•

No Hedging Policy. Pursuant to our Insider Trading Policy we prohibit all hedging transactions or short sales involving Pegasystems securities by our directors and employees, including our executive officers.

The Board of Directors has approved Corporate Governance Guidelines which provide a framework for corporate governance. These guidelines outline the qualifications required for Board members, the composition and structure of the Board, and the role and responsibilities of the Board. They also detail the various committees of the Board, as well as their structure and purpose. The guidelines address evaluating Board, committee, director and officer performance, establishing executive management talent succession plans, and reviewing pledged or margined shares of the Company’s common stock by executive officers and directors. The Board also implemented stock ownership guidelines for officers and directors.

We have a written Code of Conduct that applies to our Board of Directors and all of our employees, including our principal executive officer, principal financial officer, and principal accounting officer, and to persons performing similar functions.

You can access the current charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, our Corporate Governance Guidelines, and our Code of Conduct in the “Governance” section of our website at www.pega.com or by contacting:

Pegasystems Inc.

One Rogers Street

Cambridge, MA 02142-1209

Attention: Vice President, Chief Commercial Officer, General Counsel, and Secretary

Phone: (617) 374-9600

Determination of Independence

A majority of our directors must be “independent directors” as defined by Nasdaq Rule 5605(a)(2). Our Board of Directors has determined that each of our non-employee directors qualifies as an “independent director”

because none of them is an executive officer or employee or an individual who has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Therefore, our Board of Directors has determined that each of these directors is an “independent director” as defined under Nasdaq Rule 5605(a)(2). There were no other transactions, relationships, or arrangements not disclosed in this proxy statement that were relevant to the independence of the persons serving as members of our Board of Directors in 2018.

Board Leadership Structure and Risk Oversight

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance, rather than directing day-to-day operations. The Board’s primary responsibility is to oversee the management of Pegasystems and, in so doing, serve the best interests of Pegasystems and its stockholders. The Board selects, evaluates, and provides for the succession of executive officers and, subject to stockholder election each year at our annual meeting, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps the Board informed of Company activity through regular written reports and presentations at Board and committee meetings.

As part of our corporate governance process, our Board of Directors oversees the risk management process for Pegasystems, which provides further checks and balances to our leadership structure. In 2018, the Board vested its oversight of corporate governance to the newly expanded Nominating and Corporate Governance Committee. The Board receives reports from members of senior management on the functional areas for which they are responsible. Such reports may include operational, financial, sales, competitive, legal and regulatory, compliance, strategic and other risks, as well as any related management and mitigation. In addition, as part of its core functions, the Audit Committee reviews our internal audit, business, and financial controls in collaboration with our senior management, including our Chief Compliance Officer and our Senior Director of Internal Audit.

Since our inception in 1983, Mr. Trefler, our founder, has served as Chairman of our Board of Directors and as our Chief Executive Officer. We believe our leadership structure, which is often adopted by other public companies in the United States, has been effective for us, as evidenced by our solid performance and continued growth. We believe a combined Chairman and Chief Executive Officer, along with independent Board committees and a largely independent Board, provides balanced leadership for the Company. We do not have a lead independent director.

In his dual capacity as both Chairman and Chief Executive Officer, Mr. Trefler provides a strong vision and voice for leading and representing Pegasystems to others, which provides cohesive management and reduces risk of confusion or redundant undertakings or messages. Mr. Trefler effectively serves as a bridge between our Board of Directors and the Company. As our founder, Mr. Trefler has guided us during more than three decades of growth. As such, he is most familiar with our operations and best suited to lead it into the future.

Director Candidates

Our stockholders may recommend candidates to the Board of Directors for inclusion in the slate of nominees which the Board recommends to our stockholders for election. The qualifications of recommended candidates will be reviewed by our Nominating and Corporate Governance Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, the name will be included in our proxy card for the stockholders meeting at which his or her election is recommended.

Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential Director candidates by submitting their names and background to the “Pegasystems Inc. Nominating and Corporate Governance Committee” c/o Pegasystems Inc., One Rogers Street, Cambridge,

MA 02142-1209, Attention: Secretary. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to our directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates, by following substantially the same process, and applying the same criteria, as for new candidates submitted by our directors.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended Director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria appended to the Nominating and Corporate Governance Committee’s charter. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest, and ability to act in the interest of all stockholders. Although we do not have a formal policy regarding diversity, the value of diversity is also considered, and the Nominating and Corporate Governance Committee charter specifically dictates that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The Nominating and Corporate Governance Committee considers diversity in the broadest sense, encompassing also director experience, professions, skills, and background.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. More specific information regarding each director nominee’s qualifications can be found in the preceding “Election of Directors” section of this proxy statement. No director candidate was recommended to us by any beneficial owner of more than 5% of our common stock.

Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee. Our Amended and Restated Bylaws specify the requirements relating to the timing and the content of the notice that stockholders must provide to the Secretary for a director nomination to be properly presented at a stockholder meeting. See the section entitled “Information about the Annual Meeting and Voting — How and when may I submit a stockholder proposal for the 2020 Annual Meeting?” above.

Communications from Stockholders and Other Interested Parties to the Board

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Board of Directors will, with the assistance of our Secretary, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board of Directors considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board of Directors should address such communications to:

Chairman of the Board of Directors

c/o Pegasystems Inc.

One Rogers Street

Cambridge, MA 02142-1209

Attention: Vice President, Chief Commercial Officer, General Counsel, and Secretary

Board Meetings

The Board of Directors met five times in 2018. During 2018, each of our directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of which such director was a member. Executive sessions of non-employee directors are held periodically each year, generally in conjunction with regularly scheduled meetings of the full Board. Any non-employee director can request that an additional executive session be scheduled.

Directors are encouraged to attend annual meetings of stockholders, but we have no formal policy requiring such attendance. All then-current directors attended the 2018 Annual Meeting of Stockholders.

Board Committees

The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board. Copies of the charters are posted in the “Governance” section of our website at www.pega.com. Each committee reviews the appropriateness of its charter and performs a self-evaluation periodically. All members of the committees are non-employee directors. Mr. Trefler is the only director who is an employee and, as such, is not a member of any of the committees. The Board of Directors has determined that all members of the three standing committees are “independent directors” as defined under Nasdaq Rule 5605(a)(2), and, in the case of the Audit Committee, as further defined under Nasdaq Rule 5605(c)(2), and, in the case of the Compensation Committee, as further defined under Nasdaq Rule 5605(d)(2). The Board of Directors establishes special committees of limited duration to deal with issues not squarely within its purview from time to time. Membership on each standing committee in 2018 is reflected on the chart below.

Committee Membership

	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Alan Trefler
Peter Gyenes	X				X
Richard Jones			X		X
Steven Kaplan (1)	X				X
Dianne Ledingham			X		X
James O’Halloran	X	(C)			X
Sharon Rowlands			X	(C)	X
Larry Weber	X		X		X	(C)
William Wyman (1)	X				X

(1)	Both Steven Kaplan and William Wyman served on the above listed committees until June 28, 2018, as they did not stand for reelection.
(C)	Denotes Committee Chair.

Audit Committee

We have a standing Audit Committee of the Board of Directors. The Audit Committee assists the Board’s oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee has the authority to engage any independent legal, accounting, or other advisors that it deems necessary or appropriate to carry out its responsibilities. The Audit Committee was responsible for selecting and appointing Deloitte & Touche LLP, our independent registered public accounting firm. The Board of Directors has determined that Mr. O’Halloran qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) under Regulation S-K. The responsibilities of our Audit Committee and its activities during 2018 are further described in the “Report of the Audit Committee” contained below. Our Audit Committee held six meetings during 2018.

Compensation Committee

We have a standing Compensation Committee of the Board of Directors. The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and approves the salaries and bonuses of our other executive officers. The Compensation Committee also approves equity grants, within the guidelines established by our Board of Directors, to our named executive officers and other employees. The responsibilities of our Compensation Committee and its activities during 2018 are further described in the “Compensation Discussion and Analysis” and the “Compensation Committee Report,” each of which is contained below. Our Compensation Committee held six meetings during 2018.

Nominating and Corporate Governance Committee

We have a standing Nominating and Corporate Governance Committee of the Board of Directors. In 2018, the Board expanded the purview of the Nominating Committee to include governance, vesting it with oversight of our corporate governance, in addition to the identification of qualified individuals as needed to recommend to the Board to be nominated for election as directors at the annual meeting of stockholders. The Nominating and Corporate Governance Committee is authorized to retain any such advisors or consultants it deems necessary or appropriate to carry out its responsibilities. For information relating to nominations of directors by our stockholders, see “Director Candidates” above. Our Nominating and Corporate Governance Committee held four meetings in 2018.

Corporate Responsibility and Sustainability

Pegasystems has taken steps to reduce its impact on the environment while empowering our employees to make a real difference. Our sustainability initiatives include recycling programs; alternative transportation programs, including offering incentives to employees who take public transportation, bike, or walk to work; launching awareness campaigns regarding wellness and nutrition; and utilizing energy saving technologies in our locations. Our corporate headquarters in Cambridge, Massachusetts has received LEED Gold certification and other offices are located in buildings that have received similar certifications.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, during 2018 there were no transactions involving more than $120,000, nor are any proposed, between Pegasystems and any executive officer, director, beneficial owner of 5% or more of our common stock or equivalents, or any immediate family member of any of the foregoing, in which any such persons or entities had or will have a direct or indirect material interest. Leon Trefler, the brother of our Chairman and Chief Executive Officer, Alan Trefler, serves as our Senior Vice President, Global Customer Success.

Our Board of Directors adopted a Related Person Transaction Policy, which can be found on the “Governance” section of our website at www.pega.com. The policy mandates that we enter into or ratify a related person transaction only when our Board of Directors, or a committee thereof, acting in accordance with the policy, determines that the transaction is either in, or is not inconsistent with, the best interest of Pegasystems and its stockholders. A “related person transaction” for these purposes is defined in the policy to include any transaction or relationship (involving an amount expected to exceed $120,000) between Pegasystems and an individual or entity defined as a “related person” in the policy. Approval or ratification of a related person transaction may be conditioned by the Board of Directors, or committee thereof, directing the related person or Pegasystems to take certain actions to narrow the scope of the relationship, such as: requiring the related person to resign from, or change position within an entity involved in the related person transaction; assuring that the related person not be directly involved in negotiating the terms of the related person transaction; limiting the duration or magnitude of the related person transaction; or requiring that information about the related person transaction be documented and delivered to the Board of Directors or committee on an ongoing process.

DIRECTOR COMPENSATION

Non-employee directors are paid an annual cash retainer of $55,000 and receive an annual equity grant valued at $125,000, typically issued on the date of our annual meeting of stockholders, or the Annual Equity Grant. The Annual Equity Grant is granted in the form of RSUs, with twenty-five percent vesting on the date of the annual meeting of stockholders and an additional twenty-five percent vesting each quarter thereafter.

Additionally, we pay an annual cash retainer (paid in quarterly installments) to non-employee directors serving on the Audit and Compensation Committees: $10,000 to each Audit Committee member; $20,000 to the Audit Committee Chair; $6,000 to each Compensation Committee member; and $8,000 to the Compensation Committee Chair. Directors do not receive compensation for service on the Nominating and Corporate Governance Committee.

In addition to the above, we also offer to reimburse non-employee directors for expenses incurred in attending Board, committee or other Company meetings. Alan Trefler is our only director who is also an employee. He receives no compensation for his service as a director.

The following table provides the total compensation earned by each non-employee director in 2018.

Non-Employee Director Compensation Table

	Fees Earned or Paid in Cash		Stock Awards(1)	Total
Peter Gyenes	$65,000	(2)	$125,000	$190,000
Richard Jones	$61,000	(3)	$125,000	$186,000
Steven Kaplan	$5,000	(4)	$—	$5,000
Dianne Ledingham	$61,000	(3)	$125,000	$186,000
James O’Halloran	$75,000	(5)	$125,000	$200,000
Sharon Rowlands	$63,000	(6)	$125,000	$188,000
Larry Weber	$66,000	(7)	$125,000	$191,000
William Wyman	$5,000	(4)	$—	$5,000

(1)

These amounts reflect the dollar amount of the aggregate grant date fair value of awards granted in 2018, in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. As of December 31, 2018, each non-employee director, with the exception of Messrs. Kaplan and Wyman, held 570 unvested RSUs from the June 2018 Board of Directors award.

(2)	Consists of Board retainer fees of $55,000 and committee retainer fees of $10,000.
(3)	Consists of Board retainer fees of $55,000 and committee retainer fees of $6,000.
(4)	Messrs. Kaplan and Wyman did not stand for re-election in June 2018. Amount consists of committee retainer fees of $5,000 for committee membership through the end of their directorship.
(5)	Consists of Board retainer fees of $55,000 and committee retainer fees of $20,000.
(6)	Consists of Board retainer fees of $55,000 and committee retainer fees of $8,000.
(7)	Consists of Board retainer fees of $55,000 and committee retainer fees of $11,000.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are including in this proxy statement a non-binding, advisory vote on the compensation of our named executive officers in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, as well as in the tables set forth in the “Executive Compensation” and the “Compensation Practices Risk Assessment” sections, we seek to align the interests of our named executive officers with our stockholders. Our named executive officers, and most of our other employees, are also stockholders or hold RSUs or options. Our compensation programs contain elements of fixed and variable compensation and are designed to reward our executive officers for achieving short-term and long-term corporate goals, while avoiding the encouragement of excessive risk taking. This non-binding advisory vote is intended to address the overall compensation of our named executive officers and our executive compensation program rather than any specific elements.

Although this vote is advisory in nature and, as such, will not be binding, our Board of Directors and our Compensation Committee will consider the outcome of the vote in evaluating its executive compensation program. Therefore, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers, as described in this proxy statement, including in the ‘Compensation Discussion and Analysis,’ compensation tables, and narrative discussion included therein.”

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as described in this proxy statement, and proxies solicited by the Board of Directors will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This “Compensation Discussion and Analysis” section describes the material elements of our compensation programs for our named executive officers, comprised of our principal executive officer, our principal financial officer, and three executive officers who were our next most highly compensated executive officers during 2018. All of the named executive officers, listed below, held their positions as of December 31, 2018.

•	Alan Trefler, our Chairman of the Board of Directors and Chief Executive Officer (principal executive officer);

•	Kenneth Stillwell, our Chief Administrative Officer, Chief Financial Officer, and Senior Vice President (principal financial officer);

•	Douglas Kra, our Senior Vice President, Global Customer Success;

•	Michael Pyle, our Senior Vice President, Engineering; and

•	Leon Trefler, our Senior Vice President, Global Customer Success.

This section also provides an overview of our executive compensation philosophy and analyzes how and why the Compensation Committee of our Board of Directors, or the Compensation Committee, arrives at specific compensation decisions and policies.

Our executive compensation is designed to reward performance by our executives and to align the interests of our executives with our stockholders. For 2018, our executive compensation program included the following elements of fixed and variable compensation:

•	base salary;

•	annual bonus tied to the achievement of corporate goals under our Corporate Incentive Compensation Plan, or the CICP;

•

additional individual incentive compensation tied to the achievement of individual, business unit, and/or corporate goals by our executive officers, the attainment of which supports our achievement of our corporate goals;

•	equity awards comprised of both stock options and RSUs that vest over time; and

•	other perquisites.

The Board of Directors and the Compensation Committee believe that our performance-based executive compensation program effectively correlates pay with performance, and, in doing so, aligns the interests of our stockholders and executives. The program ties significant variable compensation, such as annual bonus opportunities, as well as equity awards, with our achievement of our corporate goals. By linking executive compensation with corporate performance, our executive compensation program promotes stockholder value and our continued growth and success.

Advisory Vote on Executive Compensation, “Say on Pay”

In 2018, pursuant to the Dodd-Frank Act, we conducted an advisory vote of our stockholders on our executive compensation program for our named executive officers, sometimes called “Say on Pay.” Each year, our stockholders have overwhelmingly approved our executive compensation programs with more than 98% of the votes cast at our 2018 Annual Meeting voting to adopt our “Say on Pay” resolution. We value the feedback of our stockholders. As a result, our compensation program continues to be modeled on the same principles that received the strong support of our stockholders last year.

Oversight of Compensation Programs

The Compensation Committee

The Compensation Committee oversees all of the compensation programs that we offer to our executive officers. In 2018, the Compensation Committee’s schedule of meetings, as well as the agenda items for those meetings, was established by our Senior Vice President of Human Resources, Jeffrey Yanagi, and by Adriana Bokel Herde, Senior Vice President, Chief People Officer, following Mr. Yanagi’s retirement. Mr. Yanagi and Ms. Bokel Herde respectively received input from the Chair of the Compensation Committee, Sharon Rowlands, and our Chief Executive Officer, Alan Trefler. During 2018, the Compensation Committee met six times. At those meetings, the Compensation Committee addressed the following matters, among others: discussion and review of the compensation paid to our executive officers, including review and approval of the 2018 base salaries, target bonuses and the CICP for executive officers in addition to 2018 equity awards granted to our executive officers; review of our 2018 strategic goals and achievement of 2017 strategic goals; analysis and approval of the bonus payments under the 2017 CICP; review and approval of the 2018 CICP, including approval of the 2018 CICP RSU grants; review and approval of base salary increase budgets for our employees; approval of all grants of stock options and RSUs to our employees; and review and approval of the 2019 CICP and 2019 equity award budget. Ms. Rowlands has served as the Chair of the Compensation Committee since January 2017.

To facilitate the Compensation Committee’s review of each of the elements of the compensation paid to the executive officers, and to assist with the Compensation Committee’s determination of compensation for 2018, management provided the Compensation Committee with “tally sheets.” These tally sheets detailed each executive officer’s total compensation in 2018, including the cash value of each element of that total compensation, including salary, bonus, additional incentives, equity awards, our 401(k) plan matching contribution, Company-paid parking, and Company-paid health, dental, and other insurance premiums. The Compensation Committee also considered more detailed information regarding the equity components of executive compensation, including the total value of outstanding “in-the-money” vested stock options and unvested stock options and RSUs and the retention value of such awards. Additionally, the Compensation Committee reviewed organizational data for each executive officer, including the number of employees in each executive officer’s department and the level of responsibility of such employees, to gain a more detailed understanding of the scope of responsibility of each executive officer in determining that executive officer’s compensation.

The Compensation Committee considers the data provided on the tally sheets and the organizational summaries, along with benchmarking information for the role of each executive officer, as further detailed in the “Objectives of Compensation Programs – Benchmarking” section below, when setting executive compensation for the year. The Compensation Committee uses this information to ensure that the total amount of compensation paid to the executive officers is consistent with our total compensation philosophy, rather than focusing only on the base salaries and bonuses of the executive officers.

Compensation and Other Consultants

In 2018, our management continued to utilize Arthur J. Gallagher & Co. and The Kelliher Group of Morgan Stanley for consulting services related to our 401(k) defined contribution retirement plan. Arthur J. Gallagher & Co. assisted with benefit plan design, vendor assessment, cost considerations, and benefit plan oversight, while members of The Kelliher Group participated in meetings of our Retirement Committee, which is composed of representatives from our Finance and Human Resources departments, and provided fund guidance and regulatory updates.

The Compensation Committee may retain the services of compensation advisors for the purposes of assisting in the determination of executive compensation, and it has the budgetary authority to hire such advisors as it deems necessary, although it did not do so in 2018. The Compensation Committee does not currently engage its own outside consultant for advice because its members are comfortable with the benchmarking data and other supporting information provided by our management and believes they are adequately experienced and equipped to address the relevant issues and provide appropriate executive compensation market data. The Compensation Committee also believes that outside consultants are unnecessary at this time because our executive officers’ compensation is primarily composed of base salary, bonus, and stock option and RSU grants, and does not include more complex elements such as deferred compensation plans.

Role of Executives in Establishing Compensation

In 2018, our Human Resources department researched appropriate types and levels of compensation for our executive officers and created preliminary recommendations that were presented to Alan Trefler. Mr. Trefler reviewed that data and presented his recommendations to the Compensation Committee in executive session to determine final compensation for our executive officers. Mr. Trefler, along with Mr. Yanagi (until his retirement), Ms. Bokel Herde (after she joined in July), and other members of our human resources management team, attended meetings of the Compensation Committee as required.

The Compensation Committee may form and delegate its authority to one or more subcommittees of members of the Compensation Committee as it deems appropriate from time to time under the circumstances, including a subcommittee consisting of a single member of the Compensation Committee. The Compensation Committee generally does not delegate decisions regarding the compensation of executive officers to management, except that the attainment of each executive officer’s annual cash bonus is tied to that individual’s level of contribution to our strategic goals as determined by Mr. Trefler in consultation with the Compensation Committee and as further described below in this “Compensation Discussion and Analysis” section.

Additionally, Leon Trefler and Mr. Kra, our Senior Vice Presidents, Global Customer Success, will be provided an opportunity in 2019, as they have in past years, to receive additional performance-based compensation tied to the attainment of individual, business unit, and/or corporate goals established by Alan Trefler, as further described below in this “Compensation Discussion and Analysis” section.

Objectives of Compensation Programs

Compensation Philosophy

The objective of our executive compensation program is to align executive compensation with the achievement of our strategic and financial goals. The program focuses on long-term indicators of the underlying success of our business, rather than on ancillary indicators such as our stock price or earnings per share that may be influenced by other factors and may not necessarily demonstrate the underlying success of our business. Our compensation philosophy is built upon principles of internal equity with respect to each executive’s role relative to others within the company, external competitiveness, recognition of performance against short and long-term goals, and the sharing of success. Therefore, our compensation program is primarily focused on internal and external benchmarking, and the level of attainment of target goals, most of which are shared goals relating to our overall performance.

Our compensation program is designed to reward superior performance by our executive officers. In measuring the contribution of the executive officers to Pegasystems, the Compensation Committee considers their performance relative to the applicable unit goals such as license signings, profit margins, additional financial metrics, and other specific objectives set by management. While compensation surveys are useful guides for comparative purposes, the Compensation Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual and company performance. Therefore, the Compensation Committee applies its judgment when reconciling the program’s objectives with the realities of retaining valued employees.

Benchmarking

In making compensation decisions, management and the Compensation Committee compare each element of total cash compensation against a peer group of business-to-business software companies that the Compensation Committee believes compete with us for executive talent and have similar present and/or projected revenue. In general, the Compensation Committee targets total cash compensation, consisting of base salary and bonuses, or Total Cash Compensation, to our executive officers that is within the range of the 50th to 75th percentile of the Total Cash Compensation paid to the executive officers of the benchmark companies, with the exception of our Chief Executive Officer who is compensated below the 50th percentile due to his status as a significant stockholder.

We believe that it is helpful to utilize data from a wide array of comparable companies in order to determine the best pay scales to apply to our executive compensation program. We primarily considered data from Radford, which we believe to have the most relevant and comprehensive data for this purpose.

Generally, the Radford surveys included data and breakout information from software companies based upon annual revenue. The surveys analyze compensation data from several hundred technology companies and provide specific data based on each executive officer’s role. Our primary benchmarks are from software companies with annual revenue ranging from $200 million to $1 billion, which we believe is the most relevant benchmark data for our executive compensation program. We also review data from software companies with annual revenue over $1 billion, as we believe this accurately represents the companies from where we attract talent.

We also utilized Comptryx as a secondary market data source for benchmarking purposes. In reviewing the Comptryx data, we focused on benchmarking against companies with annual revenue from $500 million to less than $2 billion. Data from both Radford and Comptryx were considered when evaluating 2018 executive compensation.

In addition to the standard benchmarking industry surveys mentioned above, we review compensation practices of a select group of similar companies, which are benchmarked through the use of proxy statements, because one or more of the following applies: (a) they are of comparable size and revenue; (b) they are in a comparable industry; (c) they are within our geographic market; or (d) they compete with us for talent.

The list of companies below was used as our compensation benchmarking peer group for reviewing and evaluating our 2018 compensation program for our executive officers where there was data for comparable positions:

Akamai Technologies	Aspen Technology	Autodesk	Fair Isaac Corporation

Guidewire Software	Microstrategy	Nuance Communications	Oracle

PTC	RealPage	Salesforce.com	ServiceNow

Splunk	Tableau Software	Verint Systems	Workday

Our senior management uses this benchmarking data to review and recommend compensation levels for executive compensation and the Compensation Committee evaluates this data to determine whether the recommended levels of compensation are reasonable and consistent with the goal of providing Total Cash Compensation that is targeted within the 50th to 75th percentile of the Total Cash Compensation paid to the executive officers of the benchmark companies or industry surveys. In 2018, the target Total Cash Compensation of our named executive officers generally fell within that range, with the exception of our Chief Executive Officer who is compensated below the 50th percentile due to his status as a significant stockholder.

Elements of Compensation

Elements of compensation for our executive officers consist of the following: base salary; annual bonus tied to the achievement of corporate goals; additional individual incentive compensation opportunities tied to the achievement of specific individual, business unit and/or corporate goals by our executive officers, the attainment of which supports our achievement of our corporate goals; equity awards comprised of both stock options and RSUs that vest over time; and other perquisites such as health, disability and life insurance, a match by Pegasystems of 401(k) defined contribution plan contributions, and Company-paid parking. Further analysis and discussion of each element are described in the chart below and the discussion that follows.

Element	Objective	Fixed/Variable
Base Salary	Attract and retain highly qualified leaders with market-competitive compensation structure.	Fixed

Bonus – CICP	Link pay with our performance. Reward achievement of our financial and strategic goals.	Variable

Additional Individual Incentive Compensation	Link pay with individual, business unit and/or corporate performance. Reward achievement of specific goals.	Variable

Equity Awards (Stock Options and RSUs)	Link pay with our long-term performance. Reward stock price appreciation, promote long-term retention and permit executives to accumulate equity ownership.	Variable

Other Perquisites	Retain talent by providing financial protection and security.	Fixed

Base Salary

Cash compensation in the form of base salary is intended to reflect an executive’s knowledge, skills, and level of responsibility, as well as the economic and business conditions affecting Pegasystems. In determining the salary of each executive officer, the Compensation Committee reviews compensation for comparable positions in other software companies and in other similarly-sized companies contained in published surveys or gleaned from the public disclosure filings of publicly-traded companies, as noted in the “Benchmarking” section above. As discussed above, the Compensation Committee’s approach in 2018 was that Total Cash Compensation for our executive officers should be targeted between the 50th and 75th percentile of the Total Cash Compensation for similarly situated executives in comparable companies with the exception of our Chief Executive Officer who is compensated below the 50th percentile. On average, the base salaries of the executive officers for 2018, other than the Chief Executive Officer, comprise approximately 54% of their target Total Cash Compensation, with the remainder provided in the bonus portion of such compensation. The base salary of the Chief Executive Officer is 50% of his target Total Cash Compensation. Base salaries are set for our named executive officers at a regularly scheduled meeting of our Compensation Committee in the first quarter of the year. The Compensation Committee also approves the bonus payments based on the prior year’s results and the target bonus levels for the current year.

Bonus – CICP

Annual cash bonuses are intended to reward executive officers for the achievement of our financial and strategic goals. The mechanism that we use to determine whether, and to what extent, annual cash bonuses are paid to our executive officers is the CICP for executive officers, or the Executive Incentive Plan, that is approved by the Compensation Committee each year at a regularly scheduled generally meeting in the first quarter of the year.

For purposes of the Executive Incentive Plan, the performance goals are divided into two categories. The first category is comprised of the corporate financial goals related to bookings and operating income, as approved by the Board of Directors in connection with establishing our annual budget, in the aggregate weighted at 70% of total achievement with, in 2018, bookings weighted at 45% and operating income weighted at 25%. The second category is comprised of the qualitative strategic goals as approved by the Board of Directors as part of our annual strategic planning, with the strategic goals in the aggregate weighted at 30% of total achievement. Together, these two categories make up a single performance target under the Executive Incentive Plan, or the Corporate Performance Target.

The percentage achievement of the Corporate Performance Target, or the Funding Percentage, determines the extent to which the Executive Incentive Plan is funded. The Executive Incentive Plan is funded with an amount equal to the aggregate target cash bonus amount for our named executive officers multiplied by the Funding Percentage, except that if the Funding Percentage is less than 70% then the Executive Incentive Plan is not funded at all. In 2018, if the Corporate Performance Target had been exceeded, the percentage achievement of the Corporate Performance Target for purposes of funding the Executive Incentive Plan would have been deemed equal to 100% with an opportunity for an enhanced incentive as determined by the Board of Directors in its discretion.

Once the Funding Percentage is determined, the actual bonus payment for each executive officer is subject to adjustment to reflect each individual’s level of contribution to our strategic goals, as determined by the Compensation Committee. Our strategic goals are established each year by our senior management team and describe our key operational initiatives related to strategy and organization alignment, selling transformation and product and delivery transformation. The Chief Executive Officer assesses each executive officer’s contribution to the overall operational plan and to such executive officer’s specific functional unit. The Compensation Committee determines and approves executive officer compensation and has the discretion to modify individual payout amounts to reflect an individual’s performance.

The target bonus levels established for our executive officers represent management’s and the Compensation Committee’s assessment of a very high level of achievement of specific goals. Where target bonus levels relate to financial goals that are also the subject of our published financial guidance, these goals are generally established at levels that represent over-performance in relation to the guidance that we publish at the beginning of each calendar year. For 2018, the Funding Percentage was 100%, which was consistent with our level of achievement of the Corporate Performance Target for the year.

Additional Individual Incentive Compensation

Additional cash incentives have historically been available to several executives other than our Chief Executive Officer based on the achievement of specific individual, business unit, and/or corporate performance goals established by Alan Trefler. In addition, in 2018, Leon Trefler and Mr. Kra were eligible for sales incentive compensation related to the achievement of sales objectives set by our Chief Executive Officer.

Equity Awards

The Compensation Committee utilizes stock options and RSUs as long-term, non-cash incentives and as a means of aligning the long-term interests of executives and stockholders. In the case of stock options, this is because they do not become valuable to the holder unless the price of our stock increases above the fair market value of our stock on the date of grant. In the case of RSUs, an RSU delivers more value than a stock option to the holder if the price of our stock remains constant, but the value to the holder increases if our stock price increases over time.

Stock options deliver to the recipient a right to receive an option to purchase a specified number of shares of our common stock upon vesting, while RSUs deliver to the recipient a right to receive a specified number of shares of our common stock upon vesting. Unlike stock options, which require payment of the exercise price to purchase shares, RSUs do not require an additional payment by the executive officer at the time shares are issued. Therefore, RSUs provide value to our executives even if our stock price remains constant. Additionally, RSUs, while more expensive than options to the Company by approximately a three to one ratio, can be more efficient based upon the benefit to the executive in comparison to the cost to the Company. RSU grants do not result in the same amount of dilution upon issuance to our investors’ ownership as is caused by stock options, because the same incentive associated with options can be provided to the executive with RSUs, but with fewer shares ultimately issued. In determining the value of equity grants to recipients, we value our RSUs at the fair value of our common stock on the grant date, which is the closing price of our common stock on that date, less the present value of expected dividends, as the executive officers or other employees are not entitled to dividends during the requisite vesting period. We value our stock options using a Black-Scholes option valuation model. Equity awards for employees typically vest over a five-year period.

Executive officers and other employees may elect to receive 50% of their target incentive compensation under the Executive Incentive Plan in the form of RSUs instead of cash. As an added incentive, beginning in 2015, the number of RSUs receivable by executive officers and other employees is determined by dividing 50% of his or her target incentive compensation by an amount equal to 85% of the closing price of our common stock on the date of grant.

If elected pursuant to the Executive Incentive Plan, the equity grant occurs during the open trading period following the public release of our financial results for the prior year and vests 100% on the first anniversary of the date of grant. This typically coincides with the cash payout date for all participants. Vesting is conditioned upon threshold funding of the Executive Incentive Plan, and status as an active employee in good standing with satisfactory performance as of the vesting date. If these conditions are not met, the equity grant does not vest and expires.

Equity Award Granting Practices

Executive officers, and most employees, have typically received an initial equity grant upon joining us. Grants to newly hired employees are determined based upon a target financial value associated with their job type, rather than a pre-determined number of options or RSUs based on an individual’s level of job responsibilities, which we believe improves our ability to more effectively communicate the value of equity grants to our employees. For all employee positions which are at the director level or above, equity grants are typically comprised of an equal mix of stock options and RSUs, with 50% of the target value granted in stock options and 50% in RSUs. For those employees who hold positions below the director level, equity grants have typically been in RSUs.

The Compensation Committee also makes periodic grants of stock options and RSUs to the executive officers, typically on an annual basis. For periodic grants, the number of stock options and RSUs granted to an executive officer is determined by taking into consideration factors such as: (i) equity awards previously granted to the executive; (ii) the executive’s remaining equity awards exercisable and the value of those equity awards; (iii) the performance of the executive; (iv) the anticipated value that an executive will add to Pegasystems in the future; (v) the target value, as discussed above; (vi) the retentive value of equity awards; and (vii) competitive external market data. We expect to continue to grant periodic equity awards in the future.

Other Perquisites

In addition to the elements of compensation discussed above, we offer the executive officers Company-paid parking at our home office location in Cambridge, Massachusetts, and contributions towards medical, dental, vision, life, accidental death and dismemberment, and disability insurance premiums. We do not offer deferred compensation of any kind, nor do we offer retirement benefits other than a 401(k) defined contribution plan. We typically match 50% of contributions made by executive officers and other employees to the 401(k) plan, up to 6% of the executive officer’s or employee’s base salary.

Executive Incentive Plan

In December 2017, the Compensation Committee adopted the 2018 Executive Incentive Plan which covered the period from January 1 through December 31, 2018, or the Incentive Period. The 2018 Executive Incentive Plan was designed to establish a pool of funds to be available for making bonus payments to the executive officers if we achieved certain performance goals during the Incentive Period. The aggregate 2018 target cash bonus amount for our named executive officers was $1,321,000. The target bonuses for the named executive officers, with the exception of our Chief Executive Officer and our two Senior Vice Presidents, Global Customer Success, represented 60% of the earned base salaries for those executive officers. For our Chief Executive Officer, the target bonus represented 100% of his earned base salary; and for each of our Senior Vice Presidents, Global Customer Success, the target bonus represented 50% of their earned base salary given their additional opportunities to earn additional cash compensation in the form of individual incentive compensation and sales commissions as described further below. Based on our performance, the Board of Directors and Compensation Committee determined that the 2018 Funding Percentage would be 100%. The Compensation Committee has approved the 2019 Executive Incentive Plan. Under the 2019 Executive Incentive Plan, 45% of the plan funding will remain based on the attainment of bookings, or the total value of license signings, 25% based on operating income, and 30% based on the attainment of strategic imperatives. Historically, the Compensation Committee has also approved a similar plan for our employees, with the exception of certain of our sales employees who are enrolled in a sales incentive compensation plan.

Chief Executive Officer Compensation

The Compensation Committee believes that the Chief Executive Officer continued to perform at a high level in 2018, and that his performance is not reflected in his salary. The Chief Executive Officer’s comparatively low salary has historically reflected his status as a significant stockholder, and, as such, his personal wealth is tied directly to sustained increases in our value.

Base Salary and Bonus

In 2018, the Chief Executive Officer’s salary was increased by 3.2% from $470,000 to $485,000, effective as of January 1, 2018. Under the 2018 Executive Incentive Plan the target bonus for the Chief Executive Officer was 100% of his earned base salary. In determining the Chief Executive Officer’s bonus for 2018, the Compensation Committee considered the factors described above and ultimately determined that he should be granted a bonus of $485,000 under the 2018 Executive Incentive Plan, representing a payment that is consistent with the 2018 Funding Percentage. Under the 2019 Executive Incentive Plan, the target bonus for the Chief Executive Officer will continue to be 100% of his earned base salary.

Equity

In 2018, as has been the Compensation Committee’s past practice, no stock options or RSUs were granted to the Chief Executive Officer because of his significant holdings of our stock. In 2019, in recognition of his leadership driving our continued growth and market position, low to market cash compensation, which falls between the 25th and 50th percentile of the market range, the Compensation Committee provided Mr. Trefler with an equity grant.

Compensation for Other Named Executive Officers

Base Salary

For 2018, the Compensation Committee authorized base salaries for our named executive officers (other than our Chief Executive Officer) as follows:

	2018	2017	% Increase
Douglas Kra	$350,000	$350,000	—%
Michael Pyle	$370,000	$363,000	1.9%
Kenneth Stillwell	$440,000	$415,000	6.0%
Leon Trefler	$350,000	$350,000	—%

The base salaries of the named executive officers were increased effective January 1, 2018.

Bonus – CICP

Under the 2018 Executive Incentive Plan, the target bonuses for the named executive officers, other than our Chief Executive Officer and our Senior Vice Presidents, Global Customer Success, represented 60% of the earned base salaries for those named executive officers. For each of Leon Trefler and Mr. Kra, our Senior Vice Presidents, Global Customer Success, the target bonus represented 50% of his earned base salary given his opportunity to earn additional cash compensation in the form of individual incentive compensation and sales commissions as described further below. For 2018, the Compensation Committee approved bonuses for our named executive officers under the 2018 Executive Incentive Plan consistent with the 2018 Funding Percentage. In 2018, Mr. Pyle, Mr. Stillwell, and Leon Trefler opted to receive 50% of their CICP payment in RSUs. Accordingly, for 2018 Mr. Kra received a cash bonus of $175,000; Mr. Pyle received a cash bonus of $111,000; Mr. Stillwell received a cash bonus of $132,000; and Leon Trefler received a cash bonus of $87,500.

Under the 2019 Executive Incentive Plan, the target bonuses for Mr. Stillwell and Mr. Pyle will represent 65% and 60% of those executive officers’ earned base salaries, respectively. For each of Leon Trefler and Mr. Kra, our Senior Vice Presidents, Global Customer Success, the target bonus will represent 50% of his earned base salary given his opportunity to earn additional cash compensation in the form of individual incentive compensation and sales commissions.

Additional Individual Incentive Compensation

In 2018, Leon Trefler and Douglas Kra, our Senior Vice Presidents, Global Customer Success, were each eligible to receive additional individual incentive compensation based upon the achievement of specific performance goals established by our Chief Executive Officer. Both Mr. Kra’s and Leon Trefler’s targets were $50,000 in additional individual incentive compensation for the achievement of operational metrics set by our Chief Executive Officer. For 2018, Mr. Kra received $35,602 and Leon Trefler received $48,660.

In addition, in 2018, Leon Trefler and Mr. Kra each had a target sales commission of for $225,000 and $180,000, respectively, in additional incentive compensation related to the value of bookings achieved by us. For 2018, Leon Trefler’s and Mr. Kra’s actual additional incentive compensation in the form of sales commissions related to this goal was $240,053 and $131,828, respectively.

In 2019, Leon Trefler and Mr. Kra are also eligible to receive additional incentive payments based upon the performance of specific individual business unit and/or corporate goals tied to the achievement of operational objectives. In 2019, Leon Trefler’s and Mr. Kra’s targets are $50,000 in additional incentive payments. The executive officers will be eligible for these additional incentive payments based upon the level of achievement of their respective objectives. Our Chief Executive Officer will review each executive officer’s respective performance towards achieving these individual, business unit and/or corporate goals. In 2019, Leon Trefler and Mr. Kra will also have a target sales commissions of $257,759 and $190,588, respectively.

Equity

In March 2018, the Compensation Committee approved a periodic equity grant for our named executive officers in the form of 50% stock options and 50% RSUs, as part of their total compensation package.

Severance, Retention, and Change in Control Benefits

We have entered into employment offer letters with Messrs. Kra and Stillwell containing provisions for additional cash compensation upon termination of employment under certain circumstances. Specifically, each of these letters provides for a lump-sum severance payment equal to six months of then-current base salary in the event that such officer’s employment is terminated by us without cause. In Mr. Stillwell’s agreement, an additional month of severance will be paid for each year of service with a maximum of 12 months total severance. In addition, for Mr. Stillwell, in the event of a sale of Pegasystems (as defined in our 2004 Long-Term Incentive Plan, as amended and restated, or the 2004 Long-Term Incentive Plan) and termination of Mr. Stillwell’s employment as Chief Administrative Officer, Chief Financial Officer, and Senior Vice President, all unvested stock options and RSUs would be subject to immediate full acceleration of vesting. The terms of these agreements are more fully described in the “Potential Payments upon Termination or Change in Control” section below.

Our primary rationale for these payments is that we believe that it is standard in our industry to provide a reasonable severance payment to certain high ranking executive officers in the event that they are terminated without cause, and that the absence of such arrangements might jeopardize our chances of hiring and retaining such executives. We limit such post-termination compensation arrangements to situations in which such executive officers are actually terminated, rather than those in which there is a mere change of control.

While these offer letters, which were previously filed with the SEC, do not specifically define what constitutes a termination “without cause,” in this context, we believe that the term “cause” would be construed consistently with Massachusetts case law, which generally defines it to mean, in this context, that we had a reasonable good faith basis for dissatisfaction with the employee, due to lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior, or grounds for discharge reasonably related, in our good faith judgment, to the needs of the business. There are, or were, no other conditions to the payment of the severance amount.

Under our 2004 Long-Term Incentive Plan, in the event of the sale of Pegasystems, the Board of Directors, acting through a majority of directors who are determined to be “independent directors” under the applicable Nasdaq rules, may, in its discretion, provide that all outstanding RSUs, unvested stock options or other stock-based awards granted under the plan shall be assumed or an equivalent option, right, unit, or restricted stock be substituted by the successor entity; accelerated in full prior to the effective date of the sale of Pegasystems; or cancelled as of the effective date of the sale of Pegasystems; or the Board of Directors may apply any combination of the foregoing.

Potential Payments Upon Termination or Change in Control

As discussed above, under the terms of their employment offer letters, if either Mr. Kra or Mr. Stillwell is terminated without cause, he would receive a lump-sum severance payment equal to six months of his then-current base salary. In addition, Mr. Stillwell would receive an additional month of severance for each year of service with a maximum of 12 months total severance. By way of example, if Mr. Kra had been terminated without cause on December 31, 2018, he would have received a severance payment of $175,000. If Mr. Stillwell had been terminated without cause on December 31, 2018, he would have received a severance payment of

$293,333. In addition, in the event of a sale of Pegasystems and the termination of Mr. Stillwell’s employment as Chief Administrative Officer, Chief Financial Officer, and Senior Vice President, all of his unvested stock options and RSUs would be subject to immediate full acceleration of vesting. If, on December 31, 2018, Mr. Stillwell had been terminated following a sale of Pegasystems, the value of his accelerated RSUs would have been $1,772,819, and the value of his accelerated stock options would have been $2,358,669, excluding out-of-the-money options. The value of accelerated unvested options as of December 31, 2018 is calculated by taking the difference between the closing price of our common stock on NASDAQ Global Select Market on the last trading day of the fiscal year ($47.83 on December 31, 2018) and the option exercise price and multiplying it by the number of accelerated options. For RSUs, the value represents the closing price of our common stock on the last trading day of the fiscal year multiplied by the number of accelerated units.

Additionally, as noted above, under our 2004 Long-Term Incentive Plan, in the event of the sale of the Company, the Board of Directors may provide that all outstanding RSUs, unexercised stock options or other stock-based awards granted under the plan would accelerate in full prior to the effective date of the sale of the Company. The table entitled “Outstanding Equity Awards at Fiscal Year-End” lists all outstanding equity awards held by our named executive officers as of December 31, 2018.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer. For 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees included in the analysis (other than our Chief Executive Officer) was $96,508; and

•	The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $981,250.

Based on this information, for 2018 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was approximately 10 to 1.

To identify the median of the annual total compensation of all employees, we used the following methodology:

•

We selected December 1, 2018, which is within the last three months of 2018, as the date upon which we would identify the median employee. We chose this date, rather than November 6, the date we used last year, for administrative convenience in calculating the 2018 CEO pay ratio. As of December 1, 2018, we had 4,577 employees worldwide.

•

In determining the employee population to be used to calculate the compensation of the median employee, we included employees in all countries, including Poland, which was excluded in the calculation of our 2017 CEO pay ratio as a de minimis exemption under SEC rules.

•

We compared the annual base salary, target bonus, sales commissions and additional cash incentive compensation for the employee population for the 2018 calendar year. This is referred to as On-Target Earnings.

•

Based on the On-Target Earnings of each employee, we identified a cohort, referred to as the Median Cohort, of approximately 460 employees consisting of the median employee and the employees 5% above and 5% below the median On-Target Earnings.

•

We examined the applicable payroll data of actual cash earnings for each employee in the Median Cohort, including base salary, bonus, sales commissions, additional cash incentive compensation and car allowance paid in calendar year 2018 and we identified the employee who earned the median actual cash earnings within the Median Cohort. That employee is our median employee.

•	A U.S. dollar exchange rate as of a date in December 2018 was applied to compensation reported in a foreign currency.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $96,538. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table included in this proxy statement under the heading “Executive Compensation.”

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Impact of Regulatory Requirements

Our stock option and RSU grant policies are impacted by FASB ASC Topic 718, formerly FAS 123(R), which we adopted on January 1, 2006. As a result of the adoption of this accounting policy, we have generally reduced the number of stock options granted to employees, as has been the case with many companies of similar size in our industry.

Prior to 2018, Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallowed a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its three other most highly compensated executive officers, other than its chief financial officer.

Performance-based compensation was excluded from the compensation taken into account for purposes of the $1 million limit if certain requirements were met. Effective in 2018, the Tax Cuts and Jobs Act of 2017 modified Section 162(m) of the Code to eliminate the exception for performance-based compensation, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. In addition, the $1 million limit now applies to all named executive officers, including the chief financial officer, and to any individual who was a named executive officer in any tax year beginning after December 31, 2016. The Compensation Committee and its Section 162(m) subcommittee comprised of Mr. Weber, Ms. Ledingham, and Ms. Rowlands, will continue to award compensation to our executive officers as it deems appropriate, even though it may not be fully deductible for the purposes of Section 162(m). Accordingly, compensation attributable to our Executive Incentive Plan, additional individual incentive compensation, equity awards, or severance may not be fully deductible for the purposes of Section 162(m).

Compensation Practices Risk Assessment

We have conducted a risk assessment of our compensation programs for executive officers and all other employees. Our Finance, Legal, Human Resources, Sales, and Compliance functions reviewed our compensation programs, practices and policies, referred to as the Compensation Programs. Management reviewed and discussed the findings of this review with the Compensation Committee, and with our Disclosure Committee, consisting of representatives from our Finance, Legal, Internal Audit, and Compliance departments. Based upon this assessment, we have concluded that our Compensation Programs are balanced and do not, by design, motivate excessive risk taking by management and other employees.

As part of our risk assessment, we review our Compensation Programs to ensure they are consistent with current market practices. In determining that the programs contained an appropriate mix of risk and reward in relation to our strategy and long-term goals without encouraging excessive risk taking by management and other employees, the following elements were considered:

•

In general, compensation consists of a balanced mix of fixed and variable compensation. The fixed component, base salary, provides a stable income stream to employees and executives, while variable compensation, consisting of annual bonuses, commissions for sales and certain services employees, provides compensation opportunities tied to our company performance and strategic initiatives;

•

Annual incentive payments, or bonuses, provide the potential for variable pay based upon the achievement of our annual financial and strategic business objectives. These objectives are set at the company level and are not based upon the results for any one individual, team or division. Our Board of Directors reviews and approves the corporate funding percentage. Moreover, the Compensation Committee determines and approves executive officer compensation and has the discretion to modify individual payout amounts to reflect an individual’s performance;

•

The incentive plans for our sales force align variable compensation with both short- and long-term goals. Commissions are payable on contract signing, however, our incentive plans permit us to recover the value of payments on sales commissions for client non-payment. Corporate controls require a risk-based approach for review and approval of customer contracts by Finance, Legal and Sales management prior to execution. Our senior management also reviews and approves material nonstandard contract terms; and

•

Equity awards, which are granted to United States and most international employees, may consist of both stock options and RSUs, and align employee equity compensation with our long-term success. Additionally, senior level employees receive equity compensation in both RSUs and stock options to further align their interests with those of our stockholders. Equity awards typically vest over five years and increase in value if our stock price increases over time. To further mitigate against risk, our equity incentive plan allows for the cancellation and forfeiture, as well as the clawback, of equity awards for employee misconduct.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information required under applicable SEC rules about the compensation for 2018, 2017 and 2016 of our named executive officers.

	Year	Salary	Bonus (1)		Stock Awards (2)		Option Awards (3)		Non-Equity Incentive Plan Compensation (4)		All Other Compensation (5)	Total
Alan Trefler	2018	$485,000	$—		$—		$—		$485,000		$11,250	$981,250
Chairman and Chief Executive Officer	2017	$470,000	$—		$—		$—		$399,500		$10,800	$880,300
	2016	$450,000	$—		$—		$—		$356,400		$10,650	$817,050

Kenneth Stillwell	2018	$440,000	$—		$655,388	(7)(8)	$500,446	(7)	$132,000	(9)	$11,250	$1,739,084
Chief Administration Officer, Chief Financial Officer and Senior Vice President(6)	2017	$415,000	$—		$271,549	(8)(10)	$125,046	(10)	$105,825	(9)	$10,800	$928,220
	2016	$195,400	$200,000	(11)	$1,200,006	(12)	$1,800,001	(12)	$97,692		$3,658	$3,496,757

Douglas Kra	2018	$350,000	$167,430		$425,050	(7)	$425,388	(7)	$175,000		$11,250	$1,554,118
Senior Vice President, Global Customer Success	2017	$350,000	$194,491		$325,028	(10)	$325,104	(10)	$140,000		$10,800	$1,345,423
	2016	$340,000	$123,524		$275,020	(13)	$275,040	(13)	$89,760		$10,650	$1,113,994

Michael Pyle	2018	$370,000	$—		$430,694	(7)(8)	$—		$111,000	(9)	$11,250	$922,944
Senior Vice President, Engineering	2017	$363,000	$—		$328,206	(8)(10)	$—		$92,565	(9)	$10,800	$794,571
	2016	$352,000	$18,480		$303,652	(8)(13)	$200,033	(13)	$77,400	(9)	$10,650	$962,215

Leon Trefler	2018	$350,000	$288,713		$528,061	(7)(8)	$425,388	(7)	$87,500	(9)	$11,250	$1,690,912
Senior Vice President, Global Customer Success	2017	$350,000	$158,901		$407,424	(8)(10)	$325,104	(10)	$16,800	(9)	$10,800	$1,269,029
	2016	$340,000	$209,015		$300,020	(13)	$300,050	(13)	$89,760		$10,650	$1,249,495

(1)

Represents (i) additional individual incentive compensation payments for Messrs. Stillwell, Kra, Pyle, and Leon Trefler, which were earned during the year, and (ii) sales commissions for Mr. Kra and Leon Trefler, which were earned during the year shown.

(2)

These amounts reflect the dollar amount of the aggregate grant date fair value of RSU awards granted in the years ended December 31, 2018, 2017 and 2016, in accordance with FASB ASC Topic 718. The calculation of the fair value of RSU awards is set forth in Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 20, 2019.

(3)

These amounts reflect the dollar amount of the aggregate grant date fair value of stock option awards granted in years ended December 31, 2018, 2017 and 2016 in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of option awards are set forth in Note 13 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 20, 2019.

(4)	Represents cash bonuses earned under the CICP in the year shown and paid in the following year.
(5)

These amounts are comprised of our 401(k) match and Company-paid parking. In 2018, the amount of the 401(k) match was $8,250 and the Company-paid parking was $3,000 for each named executive officer. The amounts of “All Other Compensation” reported in prior years related to Company-paid health, dental and other insurance premiums have been omitted as such payments did not discriminate in scope, terms or operation, in favor of our executive officers and were available generally to all of our salaried employees.

(6)	Mr. Stillwell, our principal financial officer, joined us in July 2016.
(7)	Represents RSU and option awards granted in March 2018 as part of the named executive officer’s 2017 compensation package.
(8)	These amounts include the named executive officer’s election to receive 50% of his target incentive compensation under the CICP in the year shown in the form of RSUs instead of cash.
(9)

Represents 50% of bonuses earned under the CICP in the year shown and paid in the following year due to the named executive officer’s election to receive 50% of his target incentive compensation under the CICP in the year shown in the form of RSUs and included in “Stock Awards”.

(10)	Represents RSU and option awards granted in March 2017 as part of the named executive officer’s 2016 compensation package.
(11)	Represents Mr. Stillwell’s sign-on bonus.
(12)	Represents Mr. Stillwell’s 2016 equity award in the form of 60% stock options and 40% RSUs.
(13)	Represents RSU and option awards granted in March 2016 as part of the named executive officer’s 2015 compensation package.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to the plan-based awards granted during or for the fiscal year ended December 31, 2018 to each of the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)					All Other Stock Awards: Number of Shares of Stock or Units (3)		All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (4)
	Grant Date	Threshold		Target		Maximum (2)
Alan Trefler		$339,500		$485,000		$—

Kenneth Stillwell		$92,400	(5)	$132,000	(5)	$—
	3/5/2018						2,641	(5)			$155,370
	3/5/2018						8,524				$500,018
	3/5/2018								27,443	$58.95	$500,446

Douglas Kra		$122,500		$175,000		$—
	3/5/2018						7,246				$425,050
	3/5/2018								23,327	$58.95	$425,388

Michael Pyle		$77,700	(5)	$111,000	(5)	$—
	3/5/2018						2,221	(5)			$130,661
	3/5/2018						5,100				$300,033

Leon Trefler		$61,250	(5)	$87,500	(5)	$—
	3/5/2018						1,751	(5)			$103,011
	3/5/2018						7,246				$425,050
	3/5/2018								23,327	$58.95	$425,388

(1)	All awards were made pursuant to our 2018 CICP.
(2)	There is no maximum payout amount, as additional incentives can be earned for performance above targets, as determined by the Board of Directors in its discretion.
(3)	All equity awards were made pursuant to our 2004 Long-Term Incentive Plan.
(4)

The amounts in the “Grant Date Fair Value of Stock and Option Awards” reflect the dollar amount of the aggregate grant date fair value for the option and RSU awards granted in 2018, in accordance with FASB ASC Topic 718.

(5)

Reflects the named executive officer’s election to receive 50% of his target incentive compensation under the 2018 CICP in the form of RSUs instead of cash. The number of RSUs granted will be determined by dividing 50% of the employee’s annual Target Incentive Opportunity by 85% of the closing price of our stock on the date of grant, less the present value of expected dividends during the vesting period. The 15% discount to the closing price, which is used to calculate the number of RSUs granted, provides an additional incentive to employees to acquire our stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of outstanding equity awards at December 31, 2018, previously granted to the named executive officers. All equity awards were granted under our 2004 Long-Term Incentive Plan.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (2)		Market Value of Shares or Units of Stock That Have Not Vested (3)
	Exercisable	Unexercisable
Alan Trefler	—	—	$—		—		$—
Kenneth Stillwell	—	116,334	$27.74	8/1/2026
	3,282	6,096	$44.30	3/2/2027
	—	27,443	$58.95	3/5/2028
					24,053		$1,150,455
					1,847		$88,342
					2,641	(4)	$126,319
					8,524		$407,703
Douglas Kra	6,390	—	$16.15	12/15/2019
	3,736	—	$18.02	3/1/2020
	14,938	—	$16.02	3/17/2021
	13,700	—	$18.03	3/7/2022
	24,724	1,302	$20.05	3/7/2024
	22,773	7,592	$20.49	3/2/2025
	17,794	14,559	$25.20	3/9/2026
	8,533	15,849	$44.30	3/2/2027
	—	23,327	$58.95	3/5/2028
					504		$24,106
					2,787		$133,302
					4,971		$237,763
					4,802		$229,680
					7,246		$346,576
Michael Pyle	6,390	—	$16.15	12/15/2019
	3,736	—	$18.02	3/1/2020
	12,450	—	$16.02	3/17/2021
	13,700	—	$18.03	3/7/2022
	2,696	—	$11.05	12/12/2022
	21,632	1,140	$20.05	3/7/2024
	22,773	7,592	$20.49	3/2/2025
	12,941	10,589	$25.20	3/9/2026
					440		$21,045
					2,787		$133,302
					3,615		$172,905
					2,267	(5)	$108,431
					2,221	(4)	$106,230
					5,100	(5)	$243,933
Leon Trefler	8,624	—	$18.03	3/7/2022
	64,704	—	$11.05	12/12/2022
	24,724	1,302	$20.05	3/7/2024
	25,304	8,435	$20.49	3/2/2025
	19,412	15,883	$25.20	3/9/2026
	8,533	15,849	$44.30	3/2/2027
	—	23,327	$58.95	3/5/2028
					504		$24,106
					3,096		$148,082
					5,423		$259,382
					4,802		$229,680
					1,751	(4)	$83,750
					7,246		$346,576

(1)

Unless otherwise noted, stock options vest on a five-year schedule, with 20% vesting after one year and the remaining 80% vesting in equal quarterly installments over the remaining four years. Options expire ten years from the grant date.

(2)	Unless otherwise noted, RSUs vest on a five-year schedule, with 20% vesting after one year and the remaining 80% vesting in equal quarterly installments over the remaining four years.
(3)	Market value is calculated using a share price of $47.83, the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2018.
(4)

Includes RSUs granted in connection with the named executive officer’s election to receive 50% of his target incentive compensation under the 2018 CICP in the form of RSUs instead of cash, which vests in full one year from the grant date.

(5)	Includes RSUs which vest 50% one full year from the grant date and the remaining 50% vest two full years from the grant date.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth certain information with respect to stock option exercises and the vesting of restricted stock units for each of the named executive officers during the fiscal year ended December 31, 2018.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Alan Trefler	—	$—	—	$—
Kenneth Stillwell	77,682	$2,298,160	13,057	$725,994
Douglas Kra	32,704	$1,646,917	9,033	$533,436
Michael Pyle	—	$—	10,764	$622,289
Leon Trefler	—	$—	11,346	$664,254

(1)	This amount is equal to the difference between the fair market value of the shares acquired upon exercise on the exercise date less the exercise price, multiplied by the number of options exercised.
(2)	This amount is the closing price per share of our common stock on the vesting date, multiplied by the number of shares vested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee for the year ended December 31, 2018 were, and to date are, Sharon Rowlands (Chair), Richard Jones, Dianne Ledingham and Larry Weber. None of the members of our Compensation Committee were, at any time during 2018, an officer or employee of Pegasystems or any of its subsidiaries. Richard Jones served as our President and Chief Operating Officer from October 1999 to September 2002, and was a part-time employee of Pegasystems from July 2002 to July 2007. Neither Dianne Ledingham, Sharon Rowlands nor Larry Weber has ever been an officer or employee of the Company or any of its subsidiaries. None of the members of our Compensation Committee had any relationship with us during 2018 that was required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and the holders of more than 10% of our common stock, to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Directors, executive officers, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of our records and written representations by persons required to file these reports, during 2018, all filing requirements under Section 16(a) were complied with in a timely fashion, with the exception of one transaction reported on a Form 5 filed on February 14, 2019 on behalf of Alan Trefler, and one transaction reported on a Form 4 filed on August 16, 2018 on behalf of Kenneth Stillwell.

COMMITTEE REPORTS

The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate any such report by reference into such filing.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, with management, and, based on such review and discussion, recommended to the Board of Directors the inclusion in this proxy statement.

Compensation Committee

Sharon Rowlands, Chair

Richard Jones

Dianne Ledingham

Larry Weber

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to: (1) select and engage our independent registered public accounting firm; (2) serve as an independent and objective party to monitor our internal controls over financial reporting and disclosure controls; (3) review and appraise the audit efforts of our independent registered public accounting firm and internal audit functions; (4) review the independent registered public accounting firm’s fees; (5) ensure professional handling of employee complaints through our hotline process for the reporting of concerns regarding questionable accounting or auditing matters which is monitored by our compliance team; and (6) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The Audit Committee is also responsible for overseeing legal compliance matters, including our Code of Conduct.

The Audit Committee consists of three members, each of whom is an “independent director” as defined by Nasdaq Rule 5605(c)(2). The Board of Directors has determined that the members of the Audit Committee satisfy the requirements of the Nasdaq Rules as to independence, financial sophistication, and expertise. In addition, the Board of Directors has determined that Mr. O’Halloran is our “audit committee financial expert” as defined by SEC rules. The Audit Committee operates under a written charter, approved by the Board of Directors, which was last amended in April 2018 and last reviewed in February 2019.

In fulfilling its oversight responsibilities regarding our 2018 financial statements, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Auditing Standard No. 1301 – Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (United States), and SEC Regulation S-X Rule 2-07, including the process used by management in formulating particularly sensitive accounting estimates (including significant tax positions) and the basis for the conclusions of the independent registered public accounting firm regarding the reasonableness of those estimates.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has received the written disclosure and the letter from the independent registered accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from management and Pegasystems, consistent with the applicable requirements of the Public Company Accounting Oversight Board.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audits in 2018. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits, the understanding of our internal controls, and the overall quality of our financial reporting. The Audit Committee held six meetings during 2018.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Audit Committee has also selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Audit Committee

James O’Halloran, Chair

Peter Gyenes

Larry Weber

PROPOSAL 3 – RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2019. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2018. Although stockholder approval of the selection of Deloitte & Touche LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board of Directors will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Deloitte & Touche LLP, independent registered public accounting firm, audited our financial statements for the fiscal years ended December 31, 2018 and December 31, 2017.

The following table shows the fees for audit and other services provided by Deloitte & Touche LLP for 2018 and 2017.

(in thousands)	2018	2017
Audit fees (1)	$2,410	$2,627
Audit related fees (2)	256	525
Tax fees (3)	216	229
All other fees (4)	25	22

	$2,907	$3,403

(1)

Represents fees billed for professional services provided in connection with the annual audit, including the audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q and statutory audits required internationally.

(2)

Represents fees billed for professional services provided in connection with the adoption of Accounting Standards Update 2014-09 “Revenue from Contracts with Customers (Topic 606)” issued by the Financial Accounting Standards Board.

(3)	Represents fees billed in the applicable year for tax compliance, tax advice and tax planning services.
(4)

Represent fees billed for the subscription to an online accounting research tool and a subscription to a human resources tool in 2018 and 2017 and registration for a human resources conference in 2018.

Audit Committee Pre-Approval Policy and Procedures

Our Audit Committee pre-approves all services provided by our independent registered public accounting firm, for the purpose of maintaining the independence of our independent registered public accounting firm, a Public Company Accounting Oversight Board Registered Firm. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

Management also submits to the Audit Committee a description of non-audit services that it recommends the independent registered public accounting firm to perform, and provides an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services would not compromise the independence of the auditors and would be permissible under all applicable legal requirements. The Audit Committee must approve both the non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee periodically as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by us for those services.

All audit and non-audit services provided by Deloitte & Touche LLP in 2018 and 2017 were pre-approved by the Audit Committee.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00 a.m., EST, on June 25, 2019.
Online Go to www.envisionreports.com/PEGA or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PEGA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:
			For	Against	Abstain				For	Against	Abstain			For	Against	Abstain
	01 -	Peter Gyenes	☐	☐	☐	02 - Ronald Hovsepian			☐	☐	☐	03 -	Richard Jones	☐	☐	☐

	04 -	Christopher Lafond	☐	☐	☐	05 - Dianne Ledingham			☐	☐	☐	06 -	James O’Halloran	☐	☐	☐

	07 -	Sharon Rowlands	☐	☐	☐	08 - Alan Trefler			☐	☐	☐	09 -	Larry Weber	☐	☐	☐

						For	Against	Abstain							For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation of our named executive officers.					☐	☐	☐		3. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.					☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name appears hereon. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

03220C

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2019 Annual Meeting of Stockholders

The undersigned stockholder of Pegasystems Inc., a Massachusetts corporation (“Pegasystems”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 9, 2019 and hereby appoints Alan Trefler and Kenneth Stillwell, or any one or more of them, proxies and attorneys-in-fact with full power of substitution to each other for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Pegasystems at the Annual Meeting of its Stockholders to be held on June 25, 2019 at One Rogers Street, Cambridge, Massachusetts at 10:00 a.m., local time, or any adjournment or postponement thereof. Any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.

C	Non-Voting Items

Change of Address – Please print new address below.